1
                                           Exhibit h(viii) under Form N-1A
                                        Exhibit 10 under Item 601/Reg. S-K

                                                Dated as of April 30, 2004

                                EXHIBIT A
                                    to
                    ADMINISTRATIVE SERVICES AGREEMENT

   This Agreement shall apply to Classes of the Funds identified below:

                                   Investment A  Trust
Fund                                 Shares      Shares

Money Market Fund                     X             X
U.S. Treasury Money Market Fund       X             X
Ohio Municipal Money Market Fund      X             X
Florida Tax-Free Money Fund           X             X
Growth Fund                           X             X
Income Equity Fund                    X             X
Mortgage Securities Fund              X             X
Ohio Tax-Free Fund                    X             X
Michigan Tax-Free Fund                X             X
Fixed Income Securities Fund          X             X
Intermediate Government Income Fund   X             X
Short/Intermediate Fixed Income Securities Fund     X    X
Dividend Capture Fund                 X             X
International Equity Fund             X             X
Mid Corp America Fund                 X             X
New Economy Fund                      X             X
Rotating Markets Fund                 X             X
Situs Small Cap Fund                  X             X
Macro 100 Fund                        X             X



THE HUNTINGTON NATIONAL BANK   THE HUNTINGTON FUNDS

By:                            By:
Name:                          Name:  George Polatas
Title:                         Title:  Vice President